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                                                                     EXHIBIT 5.2

                         UNDERTAKING OF THE REGISTRANT

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                         UNDERTAKING OF THE REGISTRANT



          The undersigned Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.



February 17, 1994             Bankers Trust New York Corporation
                              (Registrant)



                              By  /s/ James T. Byrne, Jr.
                              _________________________________
                                    James T. Byrne, Jr.
                                    Secretary

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